Exhibit 99.2 Earnings Presentation NASDAQ: OCSL Fourth Quarter 2024

Forward Looking Statements & Legal Disclosures Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Fund Advisors, LLC (together with its affiliates, “Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; the ability of Oaktree and its affiliates to attract and retain highly talented professionals; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward- looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2024. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including the impacts of inflation and elevated interest rates; risks associated with possible disruption in our operations or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflicts in Ukraine and Israel), natural disasters, pandemics or cybersecurity incidents; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Calculation of Assets Under Management References to total assets under management or AUM represent assets managed by Oaktree and a proportionate amount of the AUM reported by DoubleLine Capital LP ( DoubleLine Capital ), in which Oaktree owns a 20% minority interest. Oaktree's methodology for calculating AUM includes (i) the net asset value (“NAV”) of assets managed directly by Oaktree, (ii) the leverage on which management fees are charged, (iii) undrawn capital that Oaktree is entitled to call from investors in Oaktree funds pursuant to their capital commitments, (iv) for collateralized loan obligation vehicles ( CLOs ), the aggregate par value of collateral assets and principal cash, (v) for publicly-traded business development companies, gross assets (including assets acquired with leverage), net of cash, and (vi) Oaktree's pro rata portion (20%) of the AUM reported by DoubleLine Capital. This calculation of AUM is not based on the definitions of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts managed and is not calculated pursuant to regulatory definitions. Unless otherwise indicated, data provided herein are dated as of September 30, 2024. Fourth Quarter 2024 Investor Presentation NASDAQ: OCSL

Highlights for the Quarter Ended September 30, 2024 • $0.55 per share, consistent with the $0.55 per share for the quarter ended June 30, 2024 Adjusted Net 1 Investment Income • GAAP net investment income was $0.55 per share, as compared with $0.54 in the quarter ended June 30, 2024 • $18.09 per share, as compared with $18.19 per share as of June 30, 2024 Net Asset Value Per Share • The decrease was primarily due to unrealized losses on certain debt and equity investments • Declared a cash distribution of $0.55 per share for the seventh quarter in a row Dividends • Distribution will be payable on December 31, 2024 to stockholders of record as of December 16, 2024 • $259 million of new investment commitments • 9.9% weighted average yield on new debt investments Investment Activity • $233 million of new investment fundings • Received $338 million of proceeds from prepayments, exits, other paydowns and sales • $3.0 billion at fair value across 144 portfolio companies • 11.2% weighted average yield on debt investments, down from 11.9% in the prior quarter Investment Portfolio • 85% senior secured, including 82% first lien loans • 88% of debt portfolio was floating rate Capital Structure • 1.07x net debt to equity ratio & Liquidity • $64 million of cash and $908 million of undrawn capacity on credit facilities Permanent Base 3 Management Fee • Permanently reduced base management fee to 1.00% of gross assets Reduction Fee Waiver • Waived Part I Incentive fees for quarter, totaling $1.2 million 1. See appendix for a description of this non-GAAP measure. 2. Return on net investment income calculated as the net investment income per share increase from the base management fee change annualized divided by the net asset value per share of the most recent completed quarter. 3. For the period from July 1, 2024 to January 23, 2025, the base management is calculated at such an annual rate as to cause (1) the base management fee less (2) previously agreed waivers of $750,000 of base 2 management fees per quarter (with such amount appropriately prorated for any partial quarter) to equal 1.00% of gross assets.

Permanent Base Management Fee Reduction Management Fee Reduction 1 • Permanently reduced the base management fee, effective as of July 1, 2024, to an annual rate of 1.00% of total gross assets • Waived additional base management fees such that the total amount of waived base management fees (including those previously waived) was $1.5 million for each of the quarters ended March 31, 2024 and June 30, 2024 h Strong Shareholder Alignment Current Fee New Fee • Demonstrates strong support from our investment Structure Structure adviser, Oaktree • Larger share of OCSL’s investment income will flow 1 Base directly to shareholders 1.50% 1.00% Management Fee Permanent Increase in Earnings Power • The new base management fee is expected to increase net Incentive Fee on investment income per share by $0.15 annually, or $0.03 to $0.04 per share a quarter Income and Capital 17.50% 17.50% Gains Lower Fees • Lower base management fee vs. top-20 listed BDCs by 2 market cap Incentive Fee 6.00% 6.00% Hurdle Rate 1. For the period from July 1, 2024 to January 23, 2025, the base management is calculated at such an annual rate as to cause (1) the base management fee less (2) previously agreed waivers of $750,000 of base management fees per quarter (with such amount appropriately prorated for any partial quarter) to equal 1.00% of gross assets. 2. Top-20 listed BDCs by market capitalization as of July 26, 2024: ARCC, BBDC, BCSF, BXSL, CGBD, CSWC, FSK, GBDC, GSBD, HTGC, MAIN, MFIC, MSDL, NCDL, NMFC, OBDC, OBDE, OCSL, PSEC, 3 and TSLX.

Portfolio Summary Portfolio Characteristics Portfolio Composition (At fair value) (As % of total portfolio at fair value; $ in millions) 4% 6% 5% First Lien – $2,468 4% Second Lien – $106 $3.0bn 144 Unsecured Debt – $109 Total Investments Portfolio Companies Equity – $152 Joint Ventures – $184 82% 2,3 Top 10 Industries % FV 11.2% $140mm Application Software 17.3% Weighted Average Yield on Median Debt Portfolio 1 Debt Investments Company EBITDA Health Care Services 4.2% Health Care Technology 3.5% Interactive Media & Services 3.2% Pharmaceuticals 3.0% Industrial Machinery & Supplies & Components 2.8% 86% 88% Diversified Support Services 2.7% Senior Secured Floating Rate Aerospace & Defense 2.5% Debt Investments Data Processing & Outsourced Services 2.4% Real Estate Operating Companies 2.4% Total Top 10 44.0% As of September 30, 2024 Note: Numbers may not sum due to rounding. 1. Excludes investments in negative EBITDA borrowers, life sciences lending, royalty interest financings, structured products, non-accruals, recurring revenue businesses and other non-EBITDA borrowers. 2. Based on GICS sub-industry classification. 3. Excludes multi-sector holdings, which is primarily composed of investments in Senior Loan Fund JV I LLC (the “Kemper JV”) and OCSI Glick JV LLC (the “Glick JV”), joint ventures that invest primarily in senior 4 secured loans of middle market companies.

Spotlight on OCSL’s Software Exposure Software Exposure End Market Diversity (As % of total portfolio at fair value) Application Software Systems Software 13.2% Transaction & Payment Processing Services 22.2% 4.6% IT Consulting & Other Services 5.1% Alternative Carriers Software Software: 5.8% Diversified Support Services Rest of Portfolio 10.7% 18.6% 6.1% Internet Services & Infrastructure 6.3% 9.7% Human Resource & Employment Services 7.3% 9.0% Broadcasting 1 Other Oaktree’s Approach to Software Investing Software Portfolio Characteristics • Target large, diversified businesses with entrenched customer bases 9/30/2024 • Companies provide mission critical software solutions that lead to Fair Value of Software Portfolio ($ in millions) $563 high customer retention rates Number of Portfolio Companies 24 • Focus on constructing a balanced application software portfolio that is composed of businesses that serve different end markets First Lien (% of software portfolio) 95.8% • Backed by large, well-established private equity firms who have 2 Average Portfolio Company Revenues ($ millions) $619 strong reputations and deep sector expertise 3 Average LTV 41% As of September 30, 2024 1. Includes Oil & Gas Exploration & Production, Aerospace & Defense, Diversified Financial Services, Education Services, Property & Casualty Insurance, and Interactive Media & Services 2. Revenues based on the most recent portfolio company financial statements for the trailing twelve-month reported period. 5 3. Average loan-to-value (“LTV”) represents the net ratio of loan-to-value for each software portfolio company, weighted based on the fair value of total software investments.

Investment Activity New Investment Highlights Historical Funded Originations and Exits ($ in millions) ($ in millions) $377 $368 $400 $338 $323 $293 $300 $233 $214 $185 $200 9 Total New new borrowers $100 Commitments $259 $0 12/31/23 3/31/24 6/30/24 9/30/24 Existing 1 2 Borrowers New Funded Investments Investment Exits $62 9.9% Seniority Breakdown weighted average yield on new debt commitments (As % of new investment commitments; $ in millions) 1% New Borrowers 2% $197 First Lien - $252mm 100% Second Lien - $5mm also held by other Subordinated Debt - $2mm Oaktree funds 97% As of September 30, 2024 Note: Numbers rounded to the nearest million or percentage point and may not sum as a result. 1. New funded investments includes drawdowns on existing delayed draw and revolver commitments. 6 2. Investment exits includes proceeds from prepayments, exits, other paydowns and sales.

Investment Activity (continued) New Investment Commitment Detail ($ in millions) Security Type Market Investment Unsecured Private Primary Secondary Avg. Secondary Fiscal Quarter Number of Deals First LienSecond Lien Commitments & Other Placement (Public) (Public) Purchase Price 4Q2020 $148 10 $123 $25 $0.5 $90 $57 $2 96% 1Q2021 $286 21 $196 $90 -- $181 $84 $22 93% 2Q2021 $318 20 $253 $44 $21 $245 $63 $10 93% 3Q2021 $178 10 $141 $25 $12 $104 $70 $5 97% 4Q2021 $385 20 $350 $13 $23 $304 $79 $2 100% 1Q2022 $300 21 $220 $77 $2 $227 $73 -- N/A 2Q2022 $228 25 $163 $17 $48 $162 $26 $40 96% 3Q2022 $132 28 $100 $6 $25 $63 $5 $63 91% 4Q2022 $97 11 $65 -- $32 $71 $22 $4 92% 1Q2023 $250 25 $214 $10 $26 $188 $49 $14 82% 2Q2023 $124 9 $124 -- -- $118 $5 $1 81% 3Q2023 $251 10 $227 $24 $0.2 $224 $20 $7 85% 4Q2023 $87 6 $87 -- -- $76 $12 -- N/A 1Q2024 $370 24 $354 -- $16 $302 -- $68 90% 2Q2024 $396 35 $364 -- $32 $205 $99 $92 98% 3Q2024 $339 20 $302 $3 $34 $256 $58 $24 97% 4Q2024 $259 19 $252 $5 $2 $227 $32 -- N/A 7 Note: Numbers may not sum due to rounding. Excludes any positions originated, purchased and sold within the same quarter and the assets acquired in the OSI2 Merger.

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OCSL | Specialty Lending Corporation

Financial Highlights

($ and number of shares in thousands, except per share amounts)	As of				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
GAAP Net Investment Income per Share	$0.55	$0.54	$0.52	$0.57	$0.62
Adjusted Net Investment Income per Share[1]	*$0.55*	*$0.55*	*$0.56*	*$0.57*	*$0.62*
Net Realized and Unrealized Gains (Losses), Net of Taxes per Share	-$0.10	-$0.53	-$0.40	-$0.43	-$0.02
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes per Share[1]	*-$0.10*	*-$0.54*	*-$0.44*	*-$0.42*	*-$0.02*
Earnings (Loss) per Share	$0.45	$0.01	$0.12	$0.14	$0.60
Adjusted Earnings (Loss) per Share[1]	*$0.45*	*$0.01*	*$0.12*	*$0.15*	*$0.60*
Quarterly Distributions per Share	$0.55	$0.55	$0.55	$0.55	$0.55
Special Distributions per Share	--	--	--	$0.07	--
NAV per Share	$18.09	$18.19	$18.72	$19.14	$19.63
Weighted Average Shares Outstanding	82,245	81,830	79,763	77,840	77,130
Shares Outstanding, End of Period	82,245	82,245	81,396	78,965	77,225
Investment Portfolio (at Fair Value)	$3,021,279	$3,121,703	$3,047,445	$3,018,552	$2,892,420
Cash and Cash Equivalents	$63,966	$96,321	$125,031	$112,369	$136,450
Total Assets	$3,198,341	$3,322,181	$3,297,939	$3,266,195	$3,217,839
Total Debt Outstanding[2]	$1,638,693	$1,679,164	$1,635,642	$1,622,717	$1,600,731
Net Assets	$1,487,811	$1,496,133	$1,524,099	$1,511,651	$1,515,764
Total Debt to Equity Ratio	1.12x	1.16x	1.10x	1.10x	1.10x
Net Debt to Equity Ratio	1.07x	1.10x	1.02x	1.02x	1.01x
Weighted Average Interest Rate on Debt Outstanding[3]	6.7%	7.0%	7.0%	7.0%	7.0%

1. See appendix for a description of the non-GAAP measures as necessary.
2. Net of unamortized financing costs.
3. Includes effect of the interest rate swap agreements the Company entered into in connection with the issuance of the 2027 Notes and the 2029 Notes.

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OCSL | Specialty Lending Corporation

Portfolio Highlights

($ in thousands, at fair value)	As of				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Investments at Fair Value	$3,021,279	$3,121,703	$3,047,445	$3,018,552	$2,892,420
Number of Portfolio Companies	144	158	151	146	143
Average Portfolio Company Debt Investment Size	$22,000	$19,900	$20,100	$20,200	$19,800
Asset Class:					
First Lien	81.7%	82.5%	80.8%	77.9%	76.4%
Second Lien	3.5%	3.5%	5.4%	8.4%	10.1%
Unsecured Debt	3.6%	3.8%	2.6%	2.5%	1.9%
Equity	5.0%	4.2%	4.8%	4.8%	5.0%
Joint Venture Interests	6.1%	6.0%	6.4%	6.4%	6.6%
Interest Rate Type for Debt Investments:					
% Floating-Rate	88.4%	85.3%	85.4%	84.3%	86.2%
% Fixed-Rate	11.6%	14.7%	14.6%	15.7%	13.8%
Yields:					
Weighted Average Yield on Debt Investments[1]	11.2%	11.9%	12.2%	12.2%	12.7%
Cash Component of Weighted Average Yield on Debt Investments	10.0%	10.6%	11.0%	11.1%	11.2%
Weighted Average Yield on Total Portfolio Investments[2]	10.7%	11.5%	11.7%	11.7%	12.0%

Note: Numbers may not sum due to rounding.

1. Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the mergers of Oaktree Strategic Income Corporation (the "OCSI Merger") and the OSI2 Merger. See appendix for a description of the non-GAAP financial measures.
2. Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and the OSI2 Merger. See appendix for a description of the non-GAAP financial measures.

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Investment Activity As of ($ in thousands) 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 New Investment Commitments $259,000 $338,700 $395,600 $370,300 $87,500 2 New Funded Investment Activity $232,700 $293,200 $377,400 $367,600 $117,100 Proceeds from Prepayments, Exits, Other Paydowns and Sales $338,300 $185,500 $322,600 $213,500 $364,400 3 Net New Investments $105,600 $107,700 $54,800 $154,100 -$247,300 New Investment Commitments in New Portfolio Companies 9 11 20 14 3 New Investment Commitments in Existing Portfolio Companies 10 9 15 10 3 Portfolio Company Exits 23 3 15 10 16 Weighted Average Yield at Cost on New Debt Investment 9.9% 11.1% 11.1% 11.6% 12.0% Commitments 1. New funded investment activity includes drawdowns on existing revolver commitments. 10 2. Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales. I n v e s t o r P r e s e n ta

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OCSL | Specialty Lending Corporation

Net Asset Value Per Share Bridge


Adjusted NII
$0.55
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes
-$0.10
$21.00
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$18.19
$0.55
$0.00
-$0.14
$0.04
$0.00
-$0.55
$18.09
6/30/24 NAV
GAAP Net Investment Income
Interest Income Accretion Related to Merger Accounting Adjustments
Net Unrealized Appreciation / (Depreciation)1
Net Realized Gain / (Loss)1
Net Realized & Unrealized Loss Related to Merger Accounting Adjustments
Quarterly Distribution
9/30/24 NAV

Note: Numbers may not sum due to rounding. Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. Numbers may not sum due to rounding. See appendix for a description of the non-GAAP measures.

1. Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter.

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OCSL | Specialty Lending Corporation

Capital Structure Overview

0.90x to 1.25x
Target Leverage Ratio

Investment Grade Rated
By Moody's And Fitch

57%
Unsecured Borrowings

$1.0bn
Available Liquidity[2]

Funding Sources

($ in millions)	Facility Size	9/30/24 Outstanding	Interest Rate	Maturity
Secured Credit Facilities				
Syndicated Facility	$1,218	$430	SOFR + 2.00%	Jun-28
Citibank Facility	$400	$280	SOFR + 2.35%	Jan-29
Secured Debt Subtotal	**$1,618**	**$710**		
Unsecured Debt				
2025 Notes	$300	$300	3.50%	Feb-25
2027 Notes	$350	$350	2.70% (SOFR + 1.658%)[1]	Jan-27
2029 Notes	$300	$300	7.10% (SOFR + 3.126%)[1]	Feb-29
Unsecured Debt Subtotal	**$950**	**$950**		
Total Debt	**$2,568**	**$1,660**		

Maturities

($ in millions)


$1,500
$1,000
$500
$0
Unsecured Debt
Credit Facilities Drawn
Credit Facilities Undrawn
$300
$350
$788
$430
$120
$280
$300
2025
2026
2027
2028
2029

Diverse and flexible sources of debt capital with ample liquidity

As of September 30, 2024
Note: Numbers may not sum due to rounding.
1. The Company entered into an interest rate swap agreement under which the Company receives a fixed interest rate and pays a floating rate based on three-month SOFR plus a spread.
2. Liquidity was composed of $64 million of unrestricted cash and cash equivalents and $908 million of undrawn capacity under the credit facilities (subject to borrowing base and other limitations).

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OCSL | Specialty Lending Corporation

Funding and Liquidity Metrics

Leverage Utilization

($ in millions)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,568
$2,568
$2,568
$2,568
$908
$888
$828
$908
$1,660
$1,680
$1,740
$1,660
12/31/23
3/31/24
6/30/24
9/30/24
Total Debt Outstanding
Undrawn Capacity

($ in millions)	12/31/23	3/31/24	6/30/24	9/30/24
Cash and Equivalents	$112	$125	$96	$64
Net Assets	$1,512	$1,524	$1,496	$1,488
Total Leverage	1.10x	1.10x	1.16x	1.12x
Net Leverage	1.02x	1.02x	1.10x	1.07x

Liquidity Overview

($ in millions)	12/31/23	3/31/24	6/30/24	9/30/24
Credit Facilities Committed	$1,618	$1,618	$1,618	$1,618
Credit Facilities Drawn	-$710	-$730	-$790	-$710
Cash and Equivalents	$112	$125	$96	$64
Total Liquidity	**$1,020**	**$1,013**	**$924**	**$971**
Unfunded Commitments[1]	-$200	-$209	-$264	-$284
Unavailable Unfunded Commitments	$34	$30	$45	$37
Adjusted Liquidity	**$854**	**$834**	**$705**	**$724**

Ample liquidity to support funding needs[3]

1. Excludes unfunded commitments to the Kemper JV and Glick JV.
2. Includes unfunded commitments ineligible to be drawn due to certain limitations in credit agreements.
3. As of September 30, 2024, we have analyzed cash and cash equivalents, availability under our credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to invest in market opportunities as they arise.

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Strategic Joint Ventures are Accretive to Earnings OCSL’s JVs are income-enhancing vehicles that primarily invest in senior secured loans of middle market companies and other corporate debt securities Key Attributes: • Equity ownership: 87.5% OCSL and 12.5% joint venture partner • Shared voting control: 50% OCSL and 50% joint venture partner Kemper JV Characteristics Glick JV Characteristics (At fair value) (At fair value) $135mm 4.5% $49mm 1.6% OCSL’s Investments % of OCSL’s OCSL’s Investments % of OCSL’s in the Kemper JV Portfolio in the Glick JV Portfolio $4.9mm 11.4% $1.5mm 10.8% Net Investment Return on OCSL’s Net Investment Return on OCSL’s 1 2 3 2 Income Investment (Annualized) Income Investment (Annualized) Combined Portfolio Summary Portfolio Company Wtd. Avg. Debt Portfolio Investment Portfolio First Lien Leverage Ratio Count Yield $454mm 97% 49 9.9% 1.4x As of September 30, 2024 1. Represents OCSL’s 87.5% share of the Kemper JV’s net investment income (excluding subordinated note interest expense) earned during the quarter ended September 30, 2024. 2. Calculated as OCSL’s share of each respective joint venture’s net investment income annualized, divided by the fair value of OCSL’s investments in each joint venture as of June 30, 2024. 14 3. Represents OCSL’s 87.5% share of the Glick JV’s net investment income (excluding subordinated note interest expense) earned during the quarter ended September 30, 2024.

Appendix

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OCSL | Specialty Lending Corporation

Quarterly Statement of Operations

($ in thousands)	For the three months ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Investment income					
Interest income	$83,626	$85,953	$85,256	$91,414	$94,732
PIK interest income	$6,018	$6,149	$4,816	$3,849	$5,544
Fee income	$3,897	$1,460	$2,546	$1,307	$572
Dividend income	$1,144	$1,404	$1,411	$1,415	$1,057
GAAP total investment income	**$94,685**	**$94,966**	**$94,029**	**$97,985**	**$101,905**
Interest income amortization related to merger accounting adjustments	$315	$607	$3,311	$29	$252
Adjusted total investment income	***$95,000***	***$95,573***	***$97,340***	***$98,014***	***$102,157***
Expenses					
Base management fee	$8,550	$11,781	$11,604	$11,477	$11,516
Part I incentive fee	$8,943	$8,341	$8,452	$9,028	$9,531
Part II incentive fee	--	--	--	--	--
Interest expense	$32,058	$32,513	$31,881	$32,170	$32,326
Other operating expenses[1]	$2,191	$2,466	$2,225	$2,621	$2,534
Total expenses	**$51,742**	**$55,101**	**$54,162**	**$55,296**	**$55,907**
Fees waived	-$750	-$1,500	-$1,500	-$1,500	-$1,500
Part I incentive fees waived	-$1,228	-$3,210	--	--	--
Net expenses	**$49,764**	**$50,391**	**$52,662**	**$53,796**	**$54,407**
GAAP net investment income	**$44,921**	**$44,575**	**$41,367**	**$44,189**	**$47,498**
Less: Interest income accretion related to merger accounting adjustments	$315	$607	$3,311	$29	$252
Add: Part II incentive fee	--	--	--	--	--
Adjusted net investment income	**$45,236**	**$45,182**	**$44,678**	**$44,218**	**$47,750**

Note: See appendix for a description of the non-GAAP measures.

1. Includes professional fees, directors fees, administrator expense and general and administrative expenses.

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OCSL | Specialty Lending Corporation

Quarterly Statement of Operations (continued)

($ in thousands, except per share amounts)	For the three months ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Net realized and unrealized gains (losses)					
Net unrealized appreciation (depreciation)	$43,179	$26,199	-$25,252	-$25,025	$13,745
Net realized gains (losses)	-$51,848	-$69,452	-$6,603	-$8,453	-$13,238
(Provision) benefit for taxes on realized and unrealized gains (losses)	$661	-$202	-$175	-$176	-$2,053
GAAP net realized and unrealized gains (losses), net of taxes	**-$8,008**	**-$43,455**	**-$32,030**	**-$33,654**	**-$1,546**
Net realized and unrealized losses (gains) related to merger accounting adjustments	-$314	-$600	-$3,314	$796	-$122
Adjusted net realized and unrealized gains (losses), net of taxes	***-$8,322***	***-$44,055***	***-$35,344***	***-$32,858***	***-$1,668***
GAAP net increase (decrease) in net assets resulting from operations	**$36,913**	**$1,120**	**$9,337**	**$10,535**	**$45,952**
Interest income amortization (accretion) related to merger accounting adjustments	$315	$607	$3,311	$29	$252
Net realized and unrealized losses (gains) related to merger accounting adjustments	-$314	-$600	-$3,314	$796	-$122
Adjusted earnings (loss)	***$36,914***	***$1,127***	***$9,334***	***$11,360***	***$46,082***
Per share data:					
GAAP total investment income	$1.15	$1.16	$1.18	$1.26	$1.32
Adjusted total investment income	*$1.16*	*$1.17*	*$1.22*	*$1.26*	*$1.32*
GAAP net investment income	$0.55	$0.54	$0.52	$0.57	$0.62
Adjusted net investment income	*$0.55*	*$0.55*	*$0.56*	*$0.57*	*$0.62*
GAAP net realized and unrealized gains (losses), net of taxes	-$0.10	-$0.53	-$0.40	-$0.43	-$0.02
Adjusted net realized and unrealized gains (losses), net of taxes	*-$0.10*	*-$0.54*	*-$0.44*	*-$0.42*	*-$0.02*
GAAP net increase/decrease in net assets resulting from operations	$0.45	$0.01	$0.12	$0.14	$0.60
Adjusted earnings (loss)	*$0.45*	*$0.01*	*$0.12*	*$0.15*	*$0.60*
Weighted average common shares outstanding	82,245	81,830	79,763	77,840	77,130
Shares outstanding, end of period	**82,245**	**82,245**	**81,396**	**78,965**	**77,225**

Note: See appendix for a description of the non-GAAP measures. Per share amounts have been adjusted for the one-for-three reverse stock split which took effect before market open on January 23, 2023.

17

Non-GAAP Disclosures The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues ( ASC 805 ). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than non-qualifying assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation / depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete / amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation / depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete / amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain / loss with a corresponding reversal of the unrealized appreciation / depreciation on disposition of such equity investments acquired. The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes Adjusted Total Investment Income , Adjusted Total Investment Income Per Share , Adjusted Net Investment Income and Adjusted Net Investment Income Per Share are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the accretion income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree under its second amended and restated investment advisory agreement (the “A&R Advisory Agreement”), and specifically as its relates to Adjusted Net Investment Income and Adjusted Net Investment Income Per Share , without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income/gain resulting from the Mergers and used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics align the Company's key financial measures with the calculation of incentive fees payable to Oaktree under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of Oaktree absent such exclusion). 18 I n v e s t o r P r e s e n a t

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